                               OPERATING AGREEMENT


                  OPERATING AGREEMENT, dated as of January __, 1997, between Lexington Corporate Properties, Inc., a Maryland corporation (the "Company"), and Five Arrows Realty Securities L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Investor"), for the benefit of the Investor and any Holder (as hereinafter defined).

                  This Agreement is executed pursuant to the Investment Agreement, dated as of December 31, 1996, between the Company and the Investor (the "Investment Agreement"). In order to induce the Investor to enter into the Investment Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

                  The parties hereby agree as follows:

                  1. DEFINITIONS. The following terms shall have the meanings set forth below:

                  "Affiliate" means, with respect to any Person, (a) any member of the Immediate Family of such Person or a trust established for the benefit of such member, (b) any beneficiary of a trust described in
         (a), (c) any Entity which, directly or indirectly though one or more intermediaries, is deemed to be the beneficial owner of 10% or more of the voting equity of the Person for the purposes of Section 13(d) of the Exchange Act, (d) any officer of the Person or any member of the Board of Directors of the Person or (e) any Entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, including such Person or Persons referred to in the preceding clauses (a) or (d); provided, however, that none of the Investor, Rothschild Realty Inc. or their respective Affiliates, nor any of their respective officers, directors, partners, or members nor a Preferred Director (as such term is defined in the Certificate of Designation) shall be considered an Affiliate of the Company or any of its Subsidiaries for the purposes of this Agreement.

                  "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

                      "Certificate of Designation" means the Articles
              Supplementary classifying 2,000,000 shares of preferred stock as Class A Senior Cumulative Convertible Preferred Stock of the Company, and 2,000,000 shares of Excess Stock, par value $.01 per share, as Excess Class A Preferred Stock of the Company.

                      "Commission" means the Securities and Exchange Commission
              or any successor regulatory authority responsible for enforcement and oversight of the federal securities laws.

                      "Common Stock" means the Common Stock, par value $.01 per
              share of the Company.

                      "Entity" means any general partnership, limited
              partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, cooperative or association.

                      "equity security" means common stock, preferred stock and
              any other security that is treated as an equity security either under the Exchange Act or under generally accepted accounting principles by the issuer thereof or any other security convertible into, exercisable into, or exchangeable for any equity security.

                      "Exchange Act" means the Securities Exchange Act of 1934,
              as amended.

                      "Governmental Body" means any foreign, federal, state,
              municipal or other government, or any department, commission, investigative body, board, bureau, agency, public authority or instrumentality thereof or any court, mediator, arbitrator or other tribunal.

                      "Holders" and "Holders" means a Person or Persons who is,
              or are, the owner of record of Registrable Securities.

                      "Immediate Family" means, with respect to any Person, such
              Person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, stepchildren, sons-in- law and daughters-in-law.

                      "Majority Holders" means (a) the Investor, so long as the
              Investor holds at least 25% of the outstanding Registrable Securities and (b) otherwise, the Holder or

              Holders at the relevant time (excluding the Company or any of its Subsidiaries) of more than 50% of the Registrable Securities then outstanding.

                      "Person" means any individual or Entity.

                      "Preferred Shares" means the Class A Senior Cumulative
              Convertible Preferred Stock issued by the Company to the Investor, pursuant to the Investment Agreement.

                      "Prospectus" means the Prospectus included in any
              Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                      "Registrable Securities" means (i) all Preferred Shares
              and all shares of Common Stock that have been issued, or are issuable on conversion, in respect of the Preferred Shares pursuant to the provisions of Section 7 of the Certificate of Designation of the Company, dated the date hereof, (ii) any other securities that are received by the Holders pursuant to Section 7 of the Certificate of Designation, and (iii) any other securities into which or for which any of the securities described in clauses
              (i) and (ii) above may be or have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise, until such time as (a) they have been effectively registered pursuant to this Agreement and sold under the Securities Act, or (b) they are distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act and are not subject to any stop transfer order delivered by or on behalf of the Company and no other restriction on transfer exists under any federal securities law.

                      "Registration Statement" means any registration statement
              of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                      "Securities Act" means the Securities Act of 1933, as
              amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                      "Underwriters Maximum Number" means for any underwritten
              Demand Registration, Piggyback Registration or other registration, that number of shares of securities to which such registration should, in the written opinion of the managing underwriter or underwriters of such registration in light of market factors, be limited.

                      "underwritten registration" or "underwritten offering"
              means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                      2. DEMAND REGISTRATION

                      2.1      Right to Demand Registration.  (a)  Subject to
Section 2.5 and Section 10.6 of the Investment Agreement, at any time, any Holder or Holders holding an aggregate of not less than 20% of the Registrable Securities then outstanding (the "Demand Requesting Holders") may make a written request to the Company for registration with the Commission (a "Demand Registration") under and in accordance with the provisions of the Securities Act of all or part of its Registrable Securities; provided, however, that the Company (i) shall be required to effect no more than one such Demand Registration pursuant to this Section 2 (other than the "shelf" registration provided for under Section 2.1(c)) and (ii) shall not be required to effect a Demand Registration if less than $5 million in market value of Registrable Securities would be registered. The Shelf Registration (as defined under Section 2.1(c) shall qualify as the Demand Registration to which the Holders are entitled hereunder if the Shelf Registration (i) subject to Section 2.5, is maintained effective continuously for a three (3) year period or until all such shares have been distributed thereunder and (ii) contemplates distributions through at least one underwritten offering in which the Holders have exclusive priority as to the inclusion of Registrable Securities.

                           (b) Each Demand Registration shall be in the form of
an underwritten offering managed by an underwriter or underwriters selected by the Company.

                           (c) At the election of the Majority Holders (in their
sole discretion), the Company shall promptly file with the Commission a "shelf" registration statement with respect to all of their Registrable Shares, on an appropriate Form, pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission (the "Shelf Registration"). The Company shall use its reasonable best efforts to have the Shelf Registration declared effective as soon as practicable after such filing and, notwithstanding anything to the contrary herein, shall use reasonable best efforts to keep the Shelf Registration continuously effective for a period of three years from the date such Shelf Registration is declared effective (to the extent permitted by the Commission) or until all shares registered on such "shelf" registration statement have been sold. Such "shelf" registration may provide for distributions other than through underwritten offerings. Any Holder shall be required to comply with the rules of the New York Stock Exchange or any other stock exchange on which the Common Stock is then listed. In no event shall the Company be required to file more than one Shelf Registration Statement at the request of the Majority Holders.

                           (d) Within ten days after receipt of any request by
the Demand Requesting Holders under Section 2.1(a) or the Majority Holders under
Section 2.1(c), the Company will give written notice (the "Other Holders Notice") of such registration request to all other Holders, if any, and, subject to Section 2.3, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein from the Holders thereof within 15 days after such notice by the Company.

                  2.2 Effective Registration and Expenses. A registration will qualify as a Demand Registration or a Shelf Registration when it has become effective; provided, however, that (i) if the Demand Requesting Holders with regard to a Demand Registration, or the Majority Holders with regard to a Shelf Registration, withdraw their Registrable Securities after the filing with the Commission of the initial Registration Statement related thereto, such demand will count as a Demand Registration or a Shelf Registration unless such Demand Requesting Holders or Majority Holders, as the case may be, agree severally to pay all of the Registration Expenses of the Company incurred through the date that notice of such withdrawal is given and (ii) an effective Demand Registration will not count as the sole Demand Registration if the Demand Requesting Holders have not been permitted to register and sell all of the Registrable Securities requested to be included in such registration by such Demand Requesting Holders.

                  2.3 Priority on Underwritten Demand Registrations. Subject to the rights granted pursuant to the agreements set forth on Schedule 10.2 or as otherwise contemplated by Section 4.1(b), if the managing underwriter or underwriters of any underwritten Demand Registration advise the Company and the Holders in writing of an Underwriters Maximum Number, the Company will be obligated and required to include in such registration (i) first, the Registrable Securities requested to be included in such Demand Registration by the Holders, pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them until all such Registrable Securities have been so included, (ii) second, the Registrable Securities requested to be included in such Demand Registration by the Company and other Persons having contractual rights thereto, in accordance with the priorities that exist among them, and (iii) third, any other securities of the Company to be registered on behalf of any other Person. Neither the Company nor any of its securityholders (other than Holders of Registrable Securities) shall be entitled to include any securities in any Demand Registration unless the Company or such securityholders (as the case may be) shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the Registrable Securities to be included in such Demand Registration.

                  2.4 Selection of Underwriters. The managing underwriter and any additional investment bankers and managers for use in connection with any underwritten Demand Registration will be selected by the Company from a list of five choices provided by the Investor; provided, that the Investor shall be required to select such five firms from the list attached hereto as Schedule 2.4; provided, further, that in the event the Company desires to make a selection other than from the list of five choices provided by the Investor, the Investor shall have the right to approve such selection, which approval shall not be unreasonably withheld.

                  2.5 Limitations Regarding Registration at the Request of Holders. (a) The Company shall not be required to effect a Demand Registration or a Shelf Registration under Section 2.1 and the Holders of Registrable Securities will discontinue the disposition of their securities covered by a Shelf Registration during any Blackout Period (as defined below) (i) if the Board of Directors of the Company determines in good faith that effecting such a registration or continuing such disposition at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company or a merger, reorganization, recapitalization or similar current transaction materially affecting the capital structure or equity ownership of the Company, (ii) if the Company is in possession of material information which the Board of Directors of the Company determines in good faith it is not in the best interests of the Company to disclose in a registration statement at such time, or (iii) if the Company has delivered a notice pursuant to Section 3.1 that it is undertaking an underwritten offering in which the Holders will be entitled to exercise their piggyback rights; provided, however, that the Company may only delay a Demand Registration or the filing of a new Shelf Registration pursuant to this Section
2.5 by delivery of a Blackout Notice (as defined below) within thirty (30) days of delivery of the notice requesting a Demand Registration or such new Shelf Registration and, in any case, only for a period not exceeding three (3) months (or until such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (the "Blackout Period"). There shall not be more than one Blackout Period in any twelve (12) month period.

                           (b) The Company shall promptly notify the Holders in
writing (a "Blackout Notice") of any decision not to effect a Demand Registration or a Shelf Registration or to discontinue sales of Registrable Securities pursuant to this Section 2.5, which notice shall set forth the reason for such decision (but not disclosing any nonpublic material information) and shall include an undertaking by the Company promptly to notify the Holders as soon as a Demand Registration or a Shelf Registration may be effected or sales may resume.

                           (c) The Company shall not be required to effect a
Demand Registration or Shelf Registration under Section 2.1 during any period the Company is restricted from filing a registration statement or from making any public sale or distribution of its equity securities pursuant to any agreement on Schedule 10.2 or as contemplated by Section 4.1(b).

                  3. PIGGYBACK REGISTRATION

                  3.1 Right to Include Registrable Securities. Subject to
Section 3.3, if the Company or any other issuer of Registrable Securities at any time or from time to time proposes to register shares of its equity securities or Registrable Securities under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms or in connection with an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company and other than in connection with a "roll-up" of partnerships which are Affiliates of the Company), whether or not for sale for its own account, the Company shall deliver prompt written notice to all Holders of Registrable Securities of its intention to undertake such registration and of such Holders' rights to participate in such registration under this Section 3 as hereinafter provided. The Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities with respect to which the Company receives a request for registration from the Holders thereof by written notice to the Company within 30 days after the date of the Company's notice to Holders of its intended registration (which notice by Holders shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), to the extent necessary to permit the disposition in accordance with the intended methods thereof of all such Registrable Securities by including such Registrable Securities in the registration statement pursuant to which the Company proposes to register the shares of Common Stock (a "Piggyback Registration"); provided, however, that if such registration involves an underwritten offering, all Holders requesting inclusion in the registration shall be required to sell their Registrable Securities to the underwriters selected by the Company at the same price and on the same terms of underwriting applicable to the Company and any other Persons selling shares of Common Stock. The Holders requesting inclusion in a registration pursuant to this Section 3 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by delivering written notice to the Company revoking such requested inclusion. All requests for Piggyback Registration under this Section 3 shall be without prejudice to the rights of the Holders to request, and shall not be counted, as the sole Demand Registration or Shelf Registration under Section 2 above.

                  3.2 Priority in Piggyback Registration. Subject to any rights granted pursuant to the agreements set forth on

Schedule 10.2 or contemplated by Section 4.1(b), if any of the Registrable Securities registered pursuant to any Piggyback Registration are to be sold in one or more firm commitment underwritten offerings, and the managing underwriters advise in writing the Company and the Holders of such Registrable Securities of an Underwriters Maximum Number, or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the Holders of Registrable Securities of such determination), after consultation with an investment banker of nationally recognized standing, that the number of shares of Common Stock (including Registrable Securities) proposed to be sold in such offering exceeds the number of shares of Common Stock which can be sold in such offering within a price range acceptable to the Company, the Company shall include in such registration only such number of shares of Common Stock (including Registrable Securities) which in the opinion of such underwriter or underwriters or the Company, as the case may be, can be sold within such price range, selected in the following order of priority: (i) first, all of the shares of Common Stock that the Company proposes to register (but solely to the extent that the proceeds thereof shall not be used to purchase Common Stock or other securities of the Company or any subsidiary operating partnership), and the shares requested by any other Person having demand registration rights and having made demand for the subject registration, (ii) second, the Registrable Securities requested to be included in such registration by Holders that have requested their Registrable Securities to be included therein, pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them, (iii) third, other Registrable Securities requested to be included in such registration by any other Persons, and (iv) fourth, other securities of the Company to be registered on behalf of any other Person.

                  3.3. Limitations Regarding Piggyback Registrations. If the Company, at any time after giving written notice under Section 3.1 of its intention to register Common Stock and prior to the effectiveness of the registration statement filed in connection with such registration, determines for any reason consistent herewith either not to effect such registration or to delay such registration, the Company may, at its election, by the delivery of written notice to each Holder, (i) in the case of a determination not to effect registration, relieve itself of its obligation to register the Registrable Securities in connection with such registration, or (ii) in the case of a determination to delay the registration, delay the registration of such Registrable

Securities for the same period as the delay in the registration of such other shares of Common Stock.

                  4. HOLD-BACK AGREEMENTS

                  4.1 Restrictions on Public Sale by Holder of Registrable Securities. (a) Each Holder of Registrable Securities agrees, if requested by the managing underwriter or underwriters in an underwritten offering of any Registrable Securities, not to effect any public sale or distribution or any other sale pursuant to the exemption from the registration requirements of the Securities Act, of its remaining equity securities of the Company, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of such underwritten registration), during the 14-day period prior to, and during the 90-day period (or such shorter period as may be agreed to by the parties hereto) beginning on, the effective date of such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriter or underwriters, unless the underwriters managing the registered offering and the Company otherwise agree.

                           (b) Each Holder of Registrable Securities agrees by
acquisition of such Registrable Securities not to effect any public sale or distribution or any other sale pursuant to any exemption from the registration requirements of the Securities Act of any equity securities of the Company, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of such underwritten registration), during the period that a holder of securities registrable under any of the agreements set forth on Schedule 10.2 or any agreement entered into in accordance with the terms provided pursuant to Section 4.2(ii) hereunder is prohibited from making any such sale or distribution as a result of a underwritten public offering pursuant to such agreement.

                  4.2 Restriction on Public Sale by the Company. The Company agrees (i) not to effect any public sale or distribution of any of its equity securities (for its own account or the account of any third party) during the 14-day period prior to, and during the 90-day period beginning on, the effective date of a Registration Statement filed pursuant to underwritten offering under
Section 2 or Section 3 or such longer periods as may be required in the reasonable judgment of the managing underwriter or underwriters (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms or in connection with an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company or upon conversion of outstanding securities), and (ii) that it will cause each holder of equity securities of the Company purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) who as a result of such purchase, owns more than 5% of the Common Stock on a fully diluted basis, to agree not to effect any public sale or distribution or any other sale pursuant to the exemption from the registration requirements of the Securities Act available for private placements, of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if permitted).

                      5.       REGISTRATION PROCEDURES

                      Upon the Company incurring registration obligations under Section 2 or 3 and subject thereto, the Company will use its reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will, at its expense, as expeditiously as reasonably possible:

                           (a) prepare and file with the Commission a
Registration Statement relating to such registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the underwriters, if any, copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

                           (b) prepare and file with the Commission such
amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than 180 days (or such shorter period which shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn, but not prior to the expiration of the 90-day period referred to in Section
4(3) of the Securities Act
and Rule 174 thereunder, if applicable); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

                           (c) notify each Holder of Registrable Securities
included in the Registration Statement, their counsel and the managing underwriters, if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, promptly, and (if requested by any such Person) confirm such notice in writing, (1) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contained in agreements contemplated by Section 5(n) cease to be true and correct in all material respects, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (6) of the happening of any event as a result of which the Prospectus included in the Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading and (7) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

                           (d) at any time when a prospectus relating thereto is
required to be delivered under the Securities Act, upon the occurrence of any event contemplated by Section

5(c)(2)-(7), prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, which Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                           (e) use reasonable best efforts to obtain the
withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction required pursuant to Section 5(i), as soon as reasonably possible;

                           (f) if requested by a managing underwriter or any
Holder of Registrable Securities, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the managing underwriter or underwriters or the intended method of distribution as the managing underwriter or underwriters or the Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                           (g) furnish to each Holder of Registrable Securities
included in such Registration Statement and each managing underwriter, if any, without charge, one copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, and, upon request, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                           (h) deliver to each Holder of Registrable Securities
included in such Registration Statement, their counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each Holder of Registrable Securities included in the Registration Statement and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

                           (i) prior to any public offering of Registrable
Securities use its reasonable best efforts to register or qualify, or cooperate with the Holders of Registrable Securities included in the Registration Statement, the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any Holder or underwriter reasonably requests in writing; use its reasonable best efforts to keep each such registration or qualification effective, including through new filings or amendments or renewals, during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify to do business or take any action that would subject it to taxation or general service of process in any jurisdiction where it is not then so qualified or subject;

                           (j) cooperate with the Holders of Registrable
Securities included in the Registration Statement and the managing underwriter or underwriters, if any, to facilitate, at the election of the Majority Holders,
(x) the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the Registration Statement or (y) the timely transfer of beneficial ownership of such Registrable Securities in machine book-entry fashion under the auspices of The Depository Trust Company or other similar organization; and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request at least two business days prior to any sale of Registrable Securities;

                           (k) use its reasonable best efforts to cause the
Registrable Securities covered by the Registration Statement to be registered with or approved by such Governmental Bodies consistent with the provisions of Section

5(i) as may be necessary to enable the seller or sellers thereof or the managing underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

                           (l) cause all Registrable Securities included in such
Registration Statement to be (1) listed, by the date of first sale of Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Common Stock is then listed or proposed to be listed thereon, if any, or (2) quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ if the Common Stock is then quoted thereon; provided, however, that the Company shall not be required to effect the listing of any Preferred Shares on or prior to January 1, 1999 pursuant to this Section 5(l) and this Section 5(l) shall, in any event, cease to be applicable to the Preferred Shares after the last to occur of the following: (1) the aggregate Current Market Value (as defined in the Articles Supplementary governing the Preferred Shares), as of any date, of the Common Stock is at least $250 million and (2) the Common Stock into which the Preferred Shares are convertible represent less than 10% of the Common Stock after taking into account all securities of the Company (other than operating partnership units) which at the time of any such determination are then currently convertible or exercisable into or exchangeable for Common Stock without any restrictions and are then "in the money." "In the money" means that the conversion or exercise price or exchange ratio, as applicable, provides for conversion or exercise at a price, or exchange at a ratio, that is less than the then Current Market Value (as defined in the Certificate of Designation) of the Common Stock.

                           (m) provide a transfer agent and registrar for the
Registrable Securities not later than the effective date of such Registration Statement;

                           (n) enter into such agreements and take all such
other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, in the case of an underwritten offering, (1) enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings by such underwriter and use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter or underwriters) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other related matters as may be reasonably requested by such Holders and underwriters, (2) use its reasonable best efforts to obtain a "cold comfort" letter and updates thereof from the Company's independent certified public accountants addressed to each Holder of Registrable Securities included in the Registration Statement (to the extent permitted by applicable accounting standards) and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters given by accountants in connection with underwritten offerings, (3) the underwriting agreement shall set forth in full the indemnification provisions and procedures of Section 7 with respect to all parties to be indemnified pursuant to said Section (or such other indemnification provisions as the underwriter may request and which is reasonably acceptable to the Holders included in such registration), and (4) the Company shall deliver such documents and certificates as may be reasonably requested by the managing underwriter or underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                           (o) make available for inspection by a representative
of the Holders of Registrable Securities included in the Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any lawyer, accountant or other advisors retained by such selling Holders or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company as they may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, lawyer, accountant or other advisors in connection with such Registration Statement, provided, however, that any records, information or documents that are furnished by the Company and that are non-public shall be used only in connection with such registration and shall be kept confidential by such Persons except to the extent disclosure of such records, information or documents is required by law; and

                           (p) otherwise use its reasonable best efforts to
comply with all applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of

Section 11(a) of the Securities Act, no later than 90 days after the end of any 12-month period (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (2) beginning with the first day of the Company's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                      The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish promptly to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                      Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that (i) such Holder will sell its securities covered by any Registration Statement in accordance with the plan of distribution provided for therein and (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(2)-(7), such Holder will forthwith discontinue disposition of Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(d), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in
Section 5(b) during which a Registration Statement is required to be kept effective shall be extended by the number of days during the time period from and including the date of the giving of such notice pursuant to Section 5(c) to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(d). The Company shall be obligated to use its reasonable best efforts to cause such Registration Statement and Prospectus to conform to all legal requirements and to notify the Holders that the use of the applicable Prospectus may be resumed. Nothing in this paragraph shall limit the obligations of the Company under Section 2.5 of this Agreement.

                  6. REGISTRATION EXPENSES

                  All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expense of compliance with state securities or blue sky laws, including reasonable fees and disbursements of counsel for the underwriters or one counsel for the selling Holders in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters or Holders of a majority of the shares of the Registrable Securities being sold may reasonably designate, printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and one counsel for the Holders and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), and of underwriters (to the extent that the Company and/or the selling Holders are required to bear such expense), but excluding the following expenses none of which shall be paid by the Company: transfer taxes, discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities, securities acts liability insurance if the Company so desires and fees and expenses of other Persons retained by the Company (all such expenses other than the expenses expressly excluded being herein called "Registration Expenses") will, subject to Section 2.2, be borne by the Company whether or not the Registration Statement becomes effective. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.

                  7. INDEMNIFICATION

                  7.1 Indemnification by the Company. The Company agrees to indemnify, defend, exonerate and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities registered pursuant to any registration hereunder and each of its Affiliates or partners, each of their respective members, officers, directors, employees, agents, representatives, successors and assigns and each Person who controls such Holder, Affiliate or partner (within the meaning of the Securities Act) against any and all actions, causes of action, suits, losses, liabilities, obligations, damages, deficiencies, demands, claims, judgments, taxes, assessments, settlement costs, court costs and other costs and expenses, including, without limitation, interest, penalties, fines, costs of investigation, discovery, case preparation, defense or appeal, expert witness fees and expenses and reasonable attorneys' and paralegal fees and disbursements (collectively, "Losses") incurred by any such Person in any capacity and caused by any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder or its representative expressly for use therein. The Company will also indemnify underwriters, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders; provided, however, that if pursuant to an underwritten public offering of Registrable Securities, the Company and any underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions relating to indemnification and contribution between the Company and such underwriters, such provisions shall be deemed to govern indemnification and contribution as between the Company and such underwriters.

                  7.2 Indemnification by Holders. In connection with any registration hereunder, each Holder participating in such registration will promptly furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with any Registration Statement or Prospectus (limited, in each case, to such Holder's identity, organization, domicile, securities of the Company held and intended method of distribution) and agrees to indemnify, defend, exonerate and hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities
Act) against any Losses incurred by any such Person in any capacity and caused by any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit with respect to such Holder so furnished in writing by such Holder or its representatives to the Company specifically for inclusion in such Registration Statement or Prospectus. The Company shall be entitled to receive indemnities from underwriters to the same extent as provided above with respect to information so furnished in writing by such persons or their representatives to the Company specifically for inclusion in any Prospectus or Registration Statement. In no event shall the liability of any selling Holder hereunder be greater in amount than the net dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  7.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Notwithstanding the foregoing, any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the reasonable fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) a conflict of interest may exist between such Person and the indemnifying party (as confirmed in writing by counsel to such Person) or such Person is entitled to a defense not permitted to be used by the indemnifying party with respect to such claims (as confirmed in writing by counsel to such Person) (it being understood that (x) in the case of each of (a), (b) and (c) above, the reasonable fees and expenses of such separate counsel to such

Person shall be paid by the indemnifying party and (y) in the case of (c) above, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the reasonable fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The Company may not enter into any settlement of any claim relating to the offer and sale of Registrable Securities that does not provide for the complete and unconditional release of such Person.

                      7.4 Contribution. If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling Holder hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such Holder with respect to such losses, claims, damages, liabilities and expenses. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                      8.       COVENANTS AND UNDERTAKINGS

                      8.1 Rule 144. The Company will use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or
(b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements

                      8.2 Reservation of Shares. The Company will maintain as reserved those shares of Common Stock reserved in accordance with
Section 4.6 of the Investment Agreement and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock in accordance herewith and therewith.

                      8.3      Affiliate Transactions.  So long as the
Investor or an Affiliate of the Investor, or one of their respective members or partners, is the holder of either (A) all of the Preferred Shares outstanding or
(B) an amount of the voting securities of the Corporation which if converted into shares of Common Stock would exceed 7.5% of the outstanding Common Stock on a fully diluted basis (determined on the basis of then convertible, exercisable or exchangeable securities, warrants or options issued by the Company), the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including, without limitation, the sale, purchase, exchange or lease of any assets or properties or the rendering of any services) with any Affiliate (other than among the Company or its Subsidiaries) (an "Affiliate Transaction") unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or its Subsidiaries, as the case may be, than would available in a comparable transaction in arm's-length dealings with an unrelated third party and (ii) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $1,000,000, the Company delivers a certificate, certified by an officer of the Company, to the Investor certifying that such transaction or series of related transaction complies with clause (i) above and such transaction or series of related transactions has received the approval of a majority of the disinterested members of the Board of Directors of the Company; provided, however, that such provision shall not apply to any transaction arising out of any agreement existing on the date hereof or any transaction in which all holders of any class or series of outstanding capital stock of the Company have the right to participate on a pro rata basis.

                      8.4 Inspection Rights. So long as the Investor or an Affiliate of the Investor, or one of their respective members or partners, is the holder of either (A) all of the Preferred Shares outstanding or (B) an amount of the outstanding voting securities of the Company which if converted into shares of Common Stock would exceed 7.5% of the Common Stock on a fully diluted basis (determined on the basis of then convertible, exercisable or exchangeable securities, warrants or options issued by the Company), the Company shall permit, and cause its Subsidiaries to permit, the Investor or any agents or representatives thereof to examine and inspect the books and records of the Company and take copies and extracts therefrom on reasonable prior notice and at reasonable times and during normal business hours.

                           8.5 Insurance for Directors. So long as the Investor
or an Affiliate of the Investor, or one of their respective members or partners, is the holder of either (A) all of the Preferred Shares outstanding or (B) an amount of the outstanding voting securities of the Company which if converted into shares of Common Stock would exceed 7.5% of the Common Stock on a fully diluted basis (determined on the basis of then convertible, exercisable or exchangeable securities, warrants or options issued by the Company), the Company shall obtain and maintain such directors' and officers' reimbursement and liability insurance in the name of each Preferred Director (as such terms is defined in the Certificate of Designation) in an amount not less than the amount provided to other outside directors of the Company or less than the amount of the current policy therefor; provided that such directors supply the information required by the Company's insurance carrier and meet the qualifications established by such carrier, if any, which shall not be more burdensome than those of the Company's then current policy; and provided, further, that if such insurance is a claims based or equivalent policy, each such Preferred Director shall be entitled to such insurance for an additional six years.

                           8.6 Fees and Expenses. In the event that the Company
shall request that the Investor consent to any action by the Company that is otherwise prohibited, or amend any of the Operative Instruments, the Company shall pay all reasonable legal fees and expenses incurred by the Investor in connection with the Investor's review of such request.

                           8.7 Proxy Solicitation. The Company shall include,
and recommend the approval by its shareholders of, a proposal, in its proxy statement relating to the next annual meeting of shareholders of the Company, approving the issuance and sale of the Preferred Shares by the Company to the Investor. In the event that such proposal is not adopted by the shareholders, the Company shall immediately pay to the Investor by wire transfer in immediately available funds an amount equal to the product of (i) $0.25 and (ii) the number of Preferred Shares which the Company is prohibited from selling to the Investor pursuant to Section 312 of the New York Stock Exchange Listed Company Manual.

                           9. EFFECTIVENESS. This Agreement shall be effective
upon the execution and delivery of a counterpart by each of the parties hereto.

                           10. MISCELLANEOUS

                           10.1 No Adequate Remedy at Law. In the event of a
breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. The failure to file a Registration Statement within 60 days of a written request delivered under Section 2.1 shall constitute, in the absence of an injunction or a Blackout Period having been imposed, a breach thereof entitling the Holders to remedies hereunder.

                           10.2 No Inconsistent Agreement. (a) Except for the
registration rights contained in the agreements set forth on Schedule 10.2 hereto, the Company has not previously entered into any agreement with respect to its capital stock granting any registration rights to any Person.

                                    (b) The Company will not on or after the
date of this Agreement enter into any agreement with respect to its securities, which grants registration rights to anyone so as to treat such party as having any priority to or equal consideration with the Holders in determining preference for inclusion in a Registration Statement prepared by the Company; provided, however, that the Company may within six (6) months of the date hereof enter into an agreement substantially on the terms heretofore discussed with the Investor with Merrill Lynch Asset Management Company or an Affiliate ("Merrill") whereby the Company grants registration rights to Merrill which are pari passu with the Holders in determining preference for inclusion in a Registration Statement prepared by the Company.

                           10.3 Amendments and Waivers. The provisions of this
Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders (other than Section 10.2(b) which can be amended, modified or supplemented and waivers or consents to depart from the provisions thereof with the written consent of the Investor). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and which does not directly or indirectly affect the rights of other Holders may be given by Holders owning a majority of the shares of the Registrable Securities being sold by such Holders, provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                      10.4 Notices. Any notice or other communication required or permitted hereunder shall be deemed to be delivered if in writing (or in the form of a telecopy) addressed as provided below and if either (a) actually delivered or telecopied to said address, (b) in the case of overnight delivery of a notice, the next business day after properly posted with postage prepaid, or (c) in the case of a letter, 3 business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

                      If to the Company, then to Lexington Corporate Properties,
              Inc., 355 Lexington Avenue, New York, New York 10017, Attention:
              President, or such other address or addresses of which the Investor shall have been given notice, with a copy to Barry A. Brooks, Paul Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022.

                      If to any Holder of Registrable Securities, to it at its
              address set forth on the books and records of the Company.

                      The failure to deliver a copy of any notice to any party's counsel shall not affect the validity of such notice.

                      10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, subsequent Holders of Registrable Securities agreeing to be bound by all of the terms and conditions of this Agreement.

                      10.6 Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart by each of the parties hereto.

                  10.7 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  10.9 Consent to Jurisdiction; Waiver of Jury Trial. (a) Any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The parties irrevocably submit to the exclusive jurisdiction of such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 10.9.

                           (b) Each of the parties hereby irrevocably waives
trial by jury in any action, suit, proceeding or counterclaim, whether at law or equity, brought by either of them in connection with this Agreement or the transactions contemplated hereby.

                           10.10 Severability. The invalidity, illegality or
unenforceability in any jurisdiction of any provision in or obligation under this Agreement shall not affect or impair the validity, legality and enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

                           10.11 Entire Agreement. This Agreement is intended by
the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, other than the provisions of any other documents specifically referred to herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           10.12 Attorneys' Fees. In any action or proceeding
brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its reasonable costs and expenses and any other available remedy.

                           10.13 Construction. The Company and the Investor
acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Investor.

                           IN WITNESS WHEREOF, the parties have executed this
Agreement as of the date first written above.


                                            LEXINGTON CORPORATE PROPERTIES,
                                            INC.


                                            By:
                                                 ----------------------------
                                                    Name:  T. Wilson Eglin
                                                    Title: President


                                            FIVE ARROWS REALTY SECURITIES
                                            L.L.C.


                                            By:
                                                 ----------------------------
                                                    Name:  Matthew W. Kaplan
                                                    Title: Manager

                                  SCHEDULE 2.4

                           LIST OF UNDERWRITER CHOICES


AG Edwards
Alex Brown & Sons
Bankers Trust
Bear Stearns & Co. Inc.
CS First Boston Corporation
Dean Witter Reynolds Inc.
Donaldson Lufkin Jenrette Securities Corporation
Furman Selz Incorporated
Goldman Sachs & Co.
JP Morgan Securities
Lehman Brothers
Merrill Lynch
Montgomery Securities
Morgan Stanley  Co. Incorporated
NatWest Securities
Nomura Securities
Oppenheimer Securities
Paine Webber
Prudential Securities
Robinson Humphrey
Robertson Stephens
Salomon Brothers
Smith Barney

                                  SCHEDULE 10.2

                         REGISTRATION RIGHTS AGREEMENTS